Exhibit 4.1

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDMENT (the “Second Amendment”) TO REGISTRATION RIGHTS AGREEMENT is made and entered into as of this 14 day of September 2021, by and among U.S. Well Services, Inc., a Delaware corporation (the “Company”), and the holders of a majority of the outstanding Registrable Securities (as defined in the Registration Rights Agreement) of the Company (the “Holders”) listed on the signature pages hereto.

RECITALS:

WHEREAS, pursuant to Section 3.12 of the Registration Rights Agreement dated as of April 1, 2020 (as previously amended, the “Registration Rights Agreement”), by and among the Company and the holders of the Registrable Securities, the Registration Rights Agreement may be amended or modified by the Company and the holders of a majority of the Registrable Securities;

WHEREAS, the Company will file that certain First Amendment to the Certificate of Designations of its Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which will provide that the Company can, subject to certain conditions, covert all of the outstanding shares of Series B Preferred Stock into shares of the Company’s Class A common stock including additional PIK interest shares as if the conversion occurred as of April 1, 2022 (the “Additional Conversion Shares”);

WHEREAS, the Additional Conversion Shares are not registered for resale on the initial Registration Statement filed pursuant to the Registration Rights Agreement; and

WHEREAS, the Holders and the Company desire to enter into the Second Amendment to provide that the Company will file an additional Registration Statement to register the Additional Conversion Shares for resale.

NOW, THEREFORE, the parties hereto agree to amend the Registration Rights Agreement as follows:

I.	Amendment to the Registration Rights Agreement:

1.    Section 1.1 of the Registration Rights Agreement is hereby amended to add the following definition:

“Additional Shares” means the shares of Class A Common Stock issued upon conversion of the Series B Preferred Stock that are not covered for resale on the Company’s registration statement on Form S-3, which was declared effective by the Commission on August 28, 2020.

2.    The definition of “Shelf Registration Filing Deadline” set forth in Section 1.1 of the Registration Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

“Shelf Registration Filing Deadline” means, prior to a Going Dark Period, August 17, 2020, and, following a Going Dark Period, four months after the first day on which USWS becomes subject to Section 13 or 15(d) of the Exchange Act after a Going Dark Period; or, with respect to the additional Registration Statement covering the Additional Shares, November 30, 2021.

3.    Section 2.1(a) of the Registration statement is hereby amended and restated in its entirety and replaced with the following:

Shelf Registration. USWS shall use its commercially reasonable efforts to prepare and file an initial Shelf Registration Statement under the Securities Act covering 77,120,531 shares of the Registrable Securities and an additional Shelf Registration Statement covering the Additional Shares, in each case, on or before the applicable Shelf Registration Filing Deadline. The initial Shelf Registration Statement shall allocate such Registrable Securities among the Holders on a pro rata basis. USWS shall use its commercially reasonable efforts to cause such initial Shelf Registration Statement and additional Shelf Registration Statement to become effective no later than four months following the initial filing of the applicable Shelf Registration Statement. USWS will use its commercially reasonable efforts to cause such initial Shelf Registration Statement and additional Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). Any Holder or Holders shall have the option and right from time to time, exercisable by delivering a written notice to USWS (a “Demand Notice”), to require registration of a minimum of $10 million of additional Registrable Securities not covered by a Shelf Registration Statement at the time of the Demand Notice. USWS shall use its commercially reasonable efforts to amend the initial Shelf Registration Statement or file a new Shelf Registration Statement, within 10 Business Days of the Demand Notice to include such additional Registrable Securities. USWS will use its commercially reasonable efforts to cause such amendment to the initial Shelf Registration Statement or subsequent Shelf Registration Statement, as applicable, to be continuously effective under the Securities Act during the Effectiveness Period. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by USWS. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, USWS shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.

II.	General Provisions

1.    In case of conflict between this Second Amendment and the Registration Rights Agreement, this Second Amendment shall control.

2.    The Registration Rights Agreement, except as expressly amended hereby, shall remain in full force and effect.

3.    The provisions of Section 3.8 of the Registration Rights Agreement captioned “Governing Law; Submission to Jurisdiction” and Section 3.9 of the Registration Rights Agreement captioned “Waiver of Jury Trial,” are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this Second Amendment mutatis mutandis.

4.    Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

5.    This Second Amendment may be executed in any number of counterparts (including by pdf or other electronic transmission) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

6.    All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Registration Rights Agreement as of the date first written above.

COMPANY:

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

HOLDERS:

CRESTVIEW III USWS, L.P.

By:	Crestview III USWS GenPar, LLC,
its general partner

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

CRESTVIEW III USWS TE, LLC

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

LNV CORPORATION

By:
Name:	Jacob Chemer
Title:	Executive Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]

LPP MORTGAGE, INC.

By:
Name:	Jacob Chemer
Title:	Executive Vice President

REGIMENT CAPITAL SPECIAL SITUATIONS FUND V, L.P,

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Authorized Signatory

DAVID J. MATLIN

By:	/s/ David J. Matlin
Name:	David J. Matlin

KEN CAMPBELL

By:	/s/ Ken Campbell
Name:	Ken Campbell

GREG ETHRIDGE

By:	/s/ Greg Ethridge
Name:	Greg Ethridge

DAVID TREADWELL

By:	/s/ David Treadwell
Name:	David Treadwell

[SIGNATURE PAGE TO SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]